UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

DANA RESOURCES
(Exact Name of Registrant as Specified in Charter)

Wyoming	333--138471	20-5244503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pushkinska 20-3
Kiev, Ukraine
(Address of principal executive offices)

Registrant’s telephone number, including area code: 380 44 331 6201

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

This Report on Form 8-K is being amended to correct disclosure of the number of shares cancelled, and the number of shares outstanding after the forward stock split.

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

     The Registrant has amended its articles of incorporation to change the name of the corporation to “Dana Resources” and to effect a 70-for-1 forward stock split as of February 20, 2008. The forward stock split is payable on February 20, 2008. T he date upon which the share price changes to reflect the forward split is February 21, 2008. The rights of shareholders were not changed. The new CUSIP number for the common stock is 235845-10-4.

     The purpose of the name change was to reflect the Registrant’s intention to acquire natural resource properties. As at February 21, 2008 the Registrant has not acquired any property.

ITEM 8.01 – OTHER EVENTS

     Certain shareholders have cancelled shares held by them in connection with the forward stock split. These shares represent all of the 5,640,000 (pre-split) shares subject to a Lockup Agreement dated July 31, 2007 as well as 9,642, 847 (pre-split) shares owned by the officer and director. The total number of cancelled shares is 15,282,847 shares, resulting in 717, 153 shares outstanding before the forward stock split and 50,200, 710 shares after giving effect to the forward stock split.

ITEM 9.01 – EXHIBITS

Exhibit 3.3. Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DANA RESOURCES
(Registrant)

Date: May 15, 2008	/s/ Len De Melt President, Chief Executive Officer, Chief Financial Officer